UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 25, 2009

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Lexmark International, Inc. (“Lexmark”) will conduct a briefing for securities analysts and investors on Thursday, March 26, 2009.

The event will be held at the New York Stock Exchange.  It will begin at 9:00 a.m. EDT with product and solutions demonstrations.  Presentations will begin at 10:00 a.m. and will conclude at approximately 12:30 p.m.  The presentations will be accessible live and as a replay via Lexmark’s investor relations Web site at http://investor.lexmark.com.

Featured presenters will include:

•      Paul J. Curlander, Lexmark Chairman and Chief Executive Officer;
•      John W. Gamble, Jr., Lexmark Executive Vice President and Chief Financial Officer;
•	Paul A. Rooke, Lexmark Executive Vice President and President of its Imaging Solutions Division; and
•	Martin S. Canning, Lexmark Vice President and President of its Printing Solutions and Services Division.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

March 25, 2009	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary